Pages where confidential treatment has been requested are stamped “Confidential Treatment Requested and the Redacted Material has been separately filed with the Commission,” and places where information has been redacted have been marked with (***).

CYPRESS DISTRIBUTOR AGREEMENT

This Distributor Agreement (the “Agreement”) is entered into as of September 10, 2015 (the “Effective Date”) by and between Cypress Semiconductor Corporation, with its principal place of business at 198 Champion Court, San Jose, CA 95134, U.S.A. (“Cypress” or “Cypress Semiconductor”), and Fujitsu Electronics Inc., a company formed under the laws of Japan, having a principal place of business at Shin-Yokohama Chuo Bldg., 2-100-45, Shin-Yokohama, Kohoku-ku, Yokohama, Kanagawa, 222-8508, Japan in the Territory (as hereinafter defined) (“Distributor”). This Agreement includes any exhibits attached hereto and referenced herein.

WHEREAS, Cypress is the owner, manufacturer, and developer of certain Products defined below; and

WHEREAS, Cypress wishes Distributor to be appointed as a non-exclusive distributor of the Products as of the Effective Date under the terms and conditions of this Agreement;

WHEREAS, in connection with such appointment, the parties wish for Spansion Inc. (“Spansion”) and Fujitsu Semiconductor Limited (“FSL”) to contemporaneously terminate the AM Product Distribution Agreement and Amended and Restated Fujitsu Distribution Agreement, both entered into between Spansion and FSL, including any amendments and addendums thereto (collectively, “Spansion Distribution Agreements”);

NOW THEREFORE, the parties agree as follows:

1.	Definitions

“Custom Product(s)” means Product with any feature that is designed or programmed to Distributor’s, Distributor`s Customer or End User’s requirements.

“Distributor Price List” means [***] Cypress’s then-current list of Products and price per unit at which Cypress sells such Products to Distributor, and minimum order quantity (“MOQ”) also known as “Price Book,” “Cost Book,” “Distributor Cost List,” or “Cost List”, [***].  Distributor Price List applies to a specific Cypress fiscal quarter unless documented otherwise therein.

“Documentation” means Cypress’s then-current printed literature, manuals, brochures and Software License Agreement provided with the Products.

“End User” means a third party or entity who acquires the Products from Distributor for use rather than for distribution or resale.

[***]Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

***	Confidential Treatment Requested and the Redacted Material has been separately filed with the Commission.

[***

]

“Intellectual Property Rights” means any patent, copyright, trade name, trademark, trade secret, and any applications therefor, know-how, hardware configuration, computer software programs or applications, circuit or logic designs, tangible or intangible proprietary information, or any other intellectual property right or proprietary information or technology, anywhere in the world, now or in the future, whether registered or unregistered.

“NCNR” means an order that is not cancelable, rescheduleable, or returnable.

“Products” means, except as may be specifically excluded by Cypress in writing, the Cypress products listed in Cypress’s most current Cypress Distributor Cost List, or other products offered for sale by Cypress, including all hardware and Software components of such products.

“Standard Products” means Product(s) designed solely according to Cypress’s Specification.

“Software” means the software components of the Products, including but not limited to desktop-based software and firmware.

“Software License Agreement” means the license agreement between Cypress and each recipient of Products that is included with the Documentation for each Product.

“Specification” means, with respect to each Product, the applicable technical and functional specifications detailed in a datasheet or other Cypress documentation for such Product.

“Territory” means the countries listed in Exhibit A attached hereto.

[***]Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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“Warranty Period” means the warranty period for each Product as set forth in Section 10.4 or in the applicable Software License Agreement.

2.	appointment; products

2.1Appointment.  Subject to the terms and conditions of this Agreement and solely within the Territory, Cypress hereby appoints Distributor, and Distributor accepts such appointment, for the term of this Agreement, as a non-exclusive distributor of the Products to End Users located and taking delivery solely within the Territory.  Nothing in this Agreement shall limit in any manner Cypress’s marketing, distributor or sales activities or its appointment of other dealers, distributors, licensees or agents, whether in the Territory or elsewhere.

2.2License.  Subject to the terms and conditions of this Agreement, Cypress hereby grants and Distributor hereby accepts a non-exclusive and non-transferable right and license in the Territory to distribute Products to End Users in the Territory, provided that any Product that includes Software must be distributed together with the Software License Agreement.  Any use or other distribution of the Product by Distributor shall be subject to a separate written agreement to be negotiated by the parties.

2.3Limitation on License.  Distributor shall not without written approval from the Cypress Vice President of Distribution: (a) distribute or resell the Products to or through any distributors, resellers or other sales agents, [***].  Distributor will refer to Cypress all orders or inquiries received by Distributor relating to the supply of Products to any destination or for use outside the Territory.  Additionally, Distributor shall not without written approval from the Cypress Vice President of Distribution: (c) advertise, sell or ship the Products inside the Territory or elsewhere to any customers that Cypress, from time to time, designates in writing to Distributor will be supported directly by Cypress or through its other dealers, distributors, licensees or agents, whether in the Territory or elsewhere (“Transferred Accounts”).  A list of Transferred Accounts as of the Effective Date is set forth in Exhibit C attached hereto. [***].

2.4New Products.  Cypress may, but shall not be obligated to, change, modify or discontinue any Product at any time provided that Cypress will provide Distributor with any notice that is required in accordance with the terms of this Agreement.  Cypress shall have the right, in its sole discretion, from time to time, to add new products to the Distributor Price List and may remove any discontinued Product therefrom.

[***]Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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3.	terms and conditions of sales TO distributor

3.1Purchase Orders Placement.  No Products shall be furnished to Distributor by virtue of this Agreement alone.  Cypress will provide Product units to Distributor only after issuance of a purchase order, which shall set forth the following: (a) identification of the Products, (b) quantity of each Product, (c) price of each Product, (d) shipping instructions, and (e) requested delivery date(s).  All purchase orders issued under this Agreement shall be forwarded to Cypress via Electronic Data Interchange (“EDI”) or other format agreed to by Cypress and shall be subject to the terms and conditions hereof.

3.2Minimum Order Requirement.  The minimum order requirements are included in Cypress’s Distributor Price List. All purchase orders must be issued in quantities equal to Cypress’s minimum order quantity (“MOQ”) set forth in the then-current Distributor Price List, or an integer multiple of the MOQ.  MOQs are subject to change upon issuance of new Distributor Price List or written notice to Distributor, at least ninety (90) days in advance.

3.3NCNR Order Placement.  Orders for NCNR Product are to be entered directly into Cypress’s internal quote system (for the avoidance of doubt, NCNR orders shall be forwarded to Cypress via EDI or other format agreed to by Cypress). [***].

3.3.1Pricing.  NCNR Products will not reference a “book cost” within Cypress’s internal quote system but will display “contact factory.”  A buy price will be negotiated through a direct quote in Cypress’s internal quote system.  An approved Cypress “direct quote number” must be referenced at the time of order entry before backlog can be placed on Cypress (backlog refers to orders that have been fully placed and accepted and are awaiting manufacture and shipment).

3.3.2No Price Protection or Returns.  No NCNR Products are eligible for ship and debits [***].  No oral agreements will be allowed for returns or debiting Product at a later date.  Notwithstanding any other terms of this Agreement, NCNR orders are not cancelable, rescheduleable, or returnable, and do not qualify for stock rotation or price protection of any kind.

3.4Acceptance of Purchase Orders.  Cypress shall be under no obligation to accept any purchase order (including NCNR orders) under this Agreement [***].  No order from Distributor is binding on Cypress until Cypress issues an acknowledgement to Distributor via EDI or other Cypress internal quote system for said order or makes a shipment against said order.  Cypress will make best effort to accept and acknowledge all orders promptly within 48 hours via EDI. Such written acknowledgement shall confirm the requested delivery dates or offer alternative delivery dates. Quotations by Cypress are not offers in themselves, but are only invitations to the Distributor to make an offer.

[***]Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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3.5Changes, Rescheduling and Cancellations.  Purchase orders accepted by Cypress may be changed (only as described below), rescheduled or cancelled by Distributor by written notice to Cypress at least thirty (30) days before the date of shipment set forth in Cypress’s order acknowledgement, for Standard Products, and [***] days before the date of shipment set forth in Cypress’s order acknowledgement, for Custom Products.  Only the following changes may be made: (a) increase and decrease the quantities of Products to be delivered, (b) modify the delivery schedule, (c) cancel line items or (d) modify the delivery location to another location within the Territory.  In the event of Distributor’s cancellation or withdrawal of a purchase order occurs beyond the permitted cancellation period set forth above, and without limiting any other remedy which Cypress may have as a result of such cancellation, reasonable cancellation or restocking charges may apply to Distributor (including all expenses then incurred and commitments made by Cypress) and shall be paid by Distributor upon demand.  The parties acknowledge that [***].  To this end, the parties will discuss in good faith any [***].

3.6Supply.  During the term of this Agreement, subject to the terms and conditions of this Agreement, Cypress shall make commercially reasonable effort to fill promptly (by full or partial shipment) any purchase orders which are accepted by Cypress as set forth in Section 3.4 to the extent such purchase orders are consistent with Cypress’s then-current lead-time, shipping schedules, access to supplies, allocation of available Products and capacity among Cypress customers.  When Products are in short supply, Cypress will use commercially reasonable efforts to allocate Products equitably among its distributors and customers.  Nothing in this Agreement shall entitle Distributor to any priority of supply of the Products in relation to Cypress’s other distributors and customers.  Cypress shall be entitled to refuse or delay shipments for failure of Distributor to make payments due to Cypress whether pursuant to this Agreement or any other contract between Distributor and Cypress.  Cypress shall use all reasonable efforts to deliver the Products on the applicable delivery date and no liability shall be incurred by Cypress if a specific delivery date is not achieved. Cypress shall not enter or change an existing Distributor order without an EDI change notice or a form of electronic paper documentation from the Distributor with the exception of price changes as described in Section 3.10.

[***]Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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3.7Delivery, Title and Risk of Loss.

3.7.1[***].

3.7.2[***] Products are delivered Ex Works (“EXW” per Incoterms 2010) Cypress’s place of shipment.  Distributor shall pay all delivery charges including, without limitation, transportation charges and insurance premiums and shall be responsible for all taxes [***], duties and other governmental assessments.  Cypress will select the carrier, who will deliver the Products to Distributor at the location(s) shown on the applicable purchase order, or as otherwise agreed by the parties, unless Distributor has selected a carrier and has notified Cypress of its selection.  Title and risk of loss or damage will pass to Distributor at Cypress’s place of shipment upon delivery to the first carrier [***.  Any loss or damage after delivery to the first carrier, including damage or loss during transportation, will be Distributor’s responsibility and will not relieve Distributor of its payment obligation.  Any claim by Distributor against Cypress for shortage of Products or damage to Products occurring prior to such delivery must be made in writing within thirty (30) days after delivery of the affected Products and must be accompanied by the original transportation bill signed by the carrier noting that the carrier received the Products from Cypress in the condition claimed.  Any shipments returned to Cypress as a result of Distributor’s unexcused delay or failure to accept delivery will require Distributor to pay all additional costs incurred by Cypress.  Cypress shall retain the Intellectual Property Rights to any Products (including Software) delivered to Distributor.

3.8Acceptance.  Products shall be deemed accepted by Distributor upon delivery to the first carrier.

[***]Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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3.9Prices.  Under [***], except as modified in Section 3.9.2 below, the prices payable by Distributor shall be set forth on Cypress’s then-current Distributor Price List [***].  Distributor acknowledges that Cypress shall have the right, exercisable from time to time in Cypress’s sole discretion, to change all suggested resale prices shown in the Distributor Price List and costs shown in the Distributor Cost List with fifteen (15) days’ written notice by Cypress.  New prices will apply immediately to all shipments made after such date. Under [***], as well as for all [***], the prices payable by Distributor shall be the [***] set forth in [***].

3.9.1Cypress will supply Distributor with a the then-current Distributor Price List once per calendar quarter to keep Distributor informed of Cypress’s current Distributor Cost List.  The Distributor Cost List includes recommended resale pricing that may be used as selling guidelines.  While Cypress recommends that these guidelines be followed by Distributor, the Distributor is under no obligation to comply.

3.9.2[***].

3.9.3The terms and conditions of the [***] are set forth in Exhibit B attached hereto.

3.9.4The terms and conditions of the [***], which applies only under the [***], are set forth in Exhibit D attached hereto.

3.10Changes to Distributor Cost List Prices

3.10.1Price Changes.  Existing backlog with Cypress from Distributor for Products undergoing a Distributor Cost increase or decrease will be adjusted accordingly on the effective date of change.

[***]Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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3.10.2Price Increases.  (a) Returns and Cancellations.  In the event of a price increase, the prices in effect at the time of Product delivery will apply to Products in backlog.  For Products in backlog, Distributor may cancel such backlog Products without liability by providing written notice to Cypress within five (5) days after Cypress informs Distributor of the price increase if the price increase adversely affects Distributor’s ability to resell such Products.  (b) Products Retained.  Cypress shall issue Distributor an invoice for the amount resulting from the price increase with respect to Products in Distributor’s inventory on hand or in transit from Cypress to Distributor on the effective date of the price increase. The foregoing invoices are due immediately upon the effective date of the price increase.  All remaining backlog of Product(s) that are referenced in the current Distributor Price List will be adjusted to reflect the book cost effective on the date of the most current Distributor Price List.  Distributor may submit a quote via Cypress’s internal quote system to cover any unshipped Products for an End User order that may be adversely affected by a price increase. Cypress shall use commercially reasonable efforts to approve all such quote requests.

3.10.3Price Decreases.  In the event Cypress decreases the price of any Product(s) in the Distributor Price List below the original cost paid by Distributor, Distributor shall be entitled to credit for inventory on hand or in transit from Cypress to Distributor on the effective date of cost decrease, based on the then-current book cost, as described in this Section 3.10.3.  Cypress will furnish and Distributor will use Cypress authorized price protection forms to make such price protection claims.  In order to receive this credit, a debit memo with all required documentation must be submitted to Cypress within thirty (30) days after the effective date of the cost reduction.

3.11Discontinued Products.  Distributors will be notified during applicable price book cycles of any discontinued Product on the next price book cycle (ninety (90) days).  When a device and/or its cost are to be deleted from the Distributor Price Book, Distributor will be sent a Final Product Change Notification two (2) weeks prior to the publication of the new Distributor Price List.  Upon notification, Distributor may elect to keep the Product or return it for full credit.  If Distributor elects to return the Product, Distributor must submit a formal request within sixty (60) days of the notification date.  Product must be shipped to Cypress within thirty (30) days after the request to return has been approved by Cypress. All Products must be returned in the original smallest factory sealed bag or scrapped.  Return quantities must be received and validated by Cypress before credit will be given to the distributor.  If Distributor elects to keep the product, a last time buy (LTB) price will be negotiated no less than thirty (30) days prior to the next price book cycle and documented.  A one-time credit memo will be issued to Distributor for the delta between the then-current book cost and the new negotiated price, times the quantity of Distributor’s inventory on hand on the effective date of the price list.  After the expiration of the ninety (90) day notification period, all remaining Product in Distributor’s inventory will be considered NCNR and will not be eligible for stock rotation or price protection.  After the Final Product Change Notification, Distributor may also place a last time buy (LTB) order before the discontinuation date.  Orders for Products under an LTB order must have requested shipment dates that are within 180 days from the date the Final Product Change Notification.  After the Final Product Change Notification, all shipments and new orders for said Product(s) will be NCNR.

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3.12Payments.  Subject to favorable credit review by Cypress, terms of payment will be net [***] days from the [***] based on the invoice date.  Payments shall be by wire transfer to Cypress at such account as Cypress may designate in writing.  [***]. Distributor shall reference the applicable invoice or credit memo number associated with each payment made, and shall specify the amount to be applied to each invoice and/or credit memo.  All credits shall be handled as separate financial transactions from the original invoice.  There shall be no short payments by the Distributor for anticipated credits to be received, either at the time of payment of the original invoice or at the time of providing the credit requests.   If Cypress bills back Distributor for a variance noted in the credit request, Distributor has ten (10) business days to resolve the discrepancy and/or pay the invoice.

3.13Late Payments.  In the event that payment is not received when due, any unpaid balance shall bear interest at the rate of the lower of [***] percent ([**]%) per annum or the highest rate allowed under applicable law, effective the first day after the payment due date, but only if Cypress issues a notice of late payment and Distributor does not cure the late payment within fifteen (15) days after such notice.  In addition, Cypress shall have the right to (a) sell or otherwise dispose of any Products that are the subject of such late payment and apply the proceeds of the sale to the overdue payment, (b) require Distributor to make advanced payments, (c) cancel or suspend delivery of Products to Distributor under any additional purchase order, (d) draw against any letter of credit (“LC”) provided by Distributor pursuant to Section 4.11 below, or (e) terminate this Agreement if this occurs more than one time.

3.14Taxes.  Pricing is exclusive of shipping and insurance charges, and federal, state and/or local excise, sales, value-added, import, use, property, distributor, occupation or similar taxes and Distributor agrees to pay all such taxes due on the Products.  Such amounts will be added to Distributor’s total invoice amount, unless Distributor furnishes Cypress with a valid resale or exemption certificate.  [***].

3.15Price Discrepancies.  A valid claim for price discrepancy must be submitted by either party within thirty (30) days from the delivery date.

[***]Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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3.16Ship and Debit (S&D) Model.  [***] Distributor shall follow Cypress’s ship and debit (S&D) model.  [***]. Under the S&D model, Distributor must submit a valid claim for a ship from stock debit (SSD) within sixty (60) days after each sale of Product to End User.  Additional terms for SSD are specified in Section 8.  For sales to End Users at a price lower than that in the Distributor Price List, Distributor shall supply Products only to the End User for which the Products were authorized and approved in EDI or other Cypress internal quote system unless otherwise agreed in writing by Cypress.

3.17[***].

3.18Sales Subsidiaries.  Distributor acknowledges that Cypress and certain of its wholly-owned subsidiaries (“Cypress Subsidiaries”), including without limitation Cypress Semiconductor Technology Ltd. (with its registered office at Intertrust Trustees (Cayman) Limited, 190 Elgin Avenue, George Town, Grand Cayman KY1-9005, Cayman Islands) and Cypress Semiconductor (Switzerland) Sarl (with an address at Le Tresi 6, 1028 Preverenges, Switzerland), have agreed to respective rights and obligations regarding the performance of this Agreement.  In order to accommodate Distributor’s procurement practices while respecting Cypress’s worldwide distribution arrangements, Distributor acknowledges that either Cypress or one of the Cypress Subsidiaries may treat a purchase order addressed to one entity as having been addressed to the other or to both and either Cypress or one of the Cypress Subsidiaries may acknowledge orders, invoice, and collect on its own account or on behalf of the other Cypress entity.

[***]Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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4.	Distributor’s responsibilities and sales obligations

4.1Market and Distribute.  During the term of the Agreement, Distributor shall use its best efforts to:

4.1.1Successfully market (including, without limitation, inclusion of the Products in Distributor’s catalogs and other promotional materials) and distribute the Products in the Territory on a continuing basis and in compliance with good business practices and Cypress’s written procedures made available to Distributor from time to time, and to further ensure that all advertising and marketing materials relating to the Products and/or Cypress shall be accurate in all respects.

4.1.2Promote the creation of design wins, and sell and distribute Products within the Territory.  Distributor shall not solicit design wins or sales of Products outside the Territory.

4.1.3Make full use of all promotional material supplied by Cypress.

4.1.4Maintain total inventories of Products at Distributor’s location.

4.1.5Maintain reasonable inventories of a broad selection of Products, especially newly introduced Products, sufficient to satisfy the needs of customers in a timely manner.

4.1.6Refrain from, and cause its subsidiaries and affiliates (whose business decisions Distributor has the power to direct) to refrain from, [***], without first, on each occasion (i) providing ten (10) days’ written notice to the Cypress Vice President of Distribution, and (ii) implementing adequate measures, including without limitation restricting [***], including Distributor’s employees, contractors, subsidiaries, affiliates, and authorized sub-distributors that support such business.  Distributor shall provide the details of such measures to Cypress upon request, and shall use commercially reasonable efforts to promptly implement any additional protections reasonably requested by Cypress.

4.1.7Provide and maintain adequate sales facilities and sales, Application Engineering support and support personnel in accordance with reasonable standards that from time to time are established by Cypress.

4.1.8Make available engineering, and support personnel to attend Cypress-sponsored training.

[***]Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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4.1.9Keep Cypress informed of industry trends and competitive conditions that may affect the sale of Cypress Products.

4.1.10Adhere to Cypress operational policies and procedures to the extent agreed with Distributor. Cypress will inform Distributor of any revision in a timely manner and forward the respective document. In the event of any inconsistency between such published operational policies and the provisions of this Agreement, the provisions of this Agreement shall govern.

4.1.11Perform such other express or implied duties as are called for by this Agreement or consistent with the purposes hereof.

4.1.12Use the then-current names used by Cypress for the Products provided that all advertisements and promotional materials shall be subject to prior written approval of Cypress.

4.2Advertising and Sales Promotions.  Distributor agrees that Distributor’s name may be listed in Cypress’s advertisements at Cypress’s discretion.

4.3Sale Agreement.  [***] sales of Products by Distributor are made pursuant to an agreement containing reasonable commercial terms, which shall include, without limitation: (a) a reasonable limitation of liability, which essentially passes through the limited warranty and the limitation of liability provisions herein, and specifically excludes liability on the part of Cypress or Cypress’s vendors, (b) a provision stating that the buyer is acquiring the Product for its own use and not for resale, and (c) an exclusion of any warranties to End User beyond what is provided in this Agreement.  Such agreement shall specify that the customer is purchasing the Products from Distributor and not Cypress, and that Cypress is not a party to such agreement and therefore does not have any obligations or liability under such agreement.

4.4Forecasts.  Distributor shall in good faith provide Cypress with a monthly, non-binding, rolling, device level forecast of its anticipated requirements for a six (6) month period.

4.5Authorizations.  Distributor shall, at its own expense, make, obtain, and maintain in force at all times during the term of this Agreement, all applicable filings, registrations, reports, licenses, permits and authorizations (collectively “Authorizations”) required in the various countries in the Territory in order for Distributor to execute and deliver this Agreement and perform its obligations under this Agreement.  Upon request, Cypress shall provide Distributor with written confirmation that Distributor is an authorized distributor in the Territory and/or such product information as Distributor may reasonably request, in the course of Distributor obtaining any such Authorizations.  In the event that the issuance of any Authorization in any country within the Territory is conditioned upon any amendment or modification to this Agreement which is unacceptable to Cypress, Cypress shall have the right to terminate this Agreement with respect to such country without liability or further obligation whatsoever to Distributor.

[***]Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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4.6Compliance with Laws.  Cypress and Distributor shall comply with all applicable laws, regulations and other legal requirements that apply to their respective performance of this Agreement, including, without limitation, tax and foreign exchange legislation, export laws and restrictions, national security controls and other regulations of the United States, countries or regions in the Territory, or other applicable foreign agencies or authorities (“Laws”).  Distributor remains solely and exclusively responsible for compliance with all Laws governing sales to foreign entities.  [***]. Cypress makes no representations, certifications or warranties whatsoever with respect to the ability of its goods, services or prices to satisfy any such Laws.  Failure of Distributor to conduct any sales to foreign entities in strict accordance with all Laws involved shall constitute a material breach of this Agreement.  Without limiting the foregoing:

4.6.1Export.  In recognition of U.S. and non-U.S. export control laws and regulations, Distributor shall obtain any necessary export license or other documentation prior to export, deemed export or re-export of any Product or technical data acquired from Cypress under this Agreement.  Accordingly, Distributor shall not knowingly sell, export, re-export, transfer, divert or otherwise dispose of any such Product or technical data directly or indirectly to any person, firm or entity, or country or countries, prohibited by the laws or regulations of the United States or any other country.  Further, Distributor shall notify any person, firm or entity obtaining such Products or technical data from Distributor of the need to comply with such laws and regulations.

4.6.2New Laws.  Each party will advise the other party of any legislation, rule, regulation or other law (including but not limited to any customs, tax, trade, intellectual property or tariff law) which is in effect or which may come into effect in any county in the Territory after the Effective Date of this Agreement that affects the import of the Products, or the use and the protection of the Products, or which has a material effect on any provision of this Agreement.

4.6.3Further Assurances.  Each party will advise the other party with the assurances and official documents that Cypress/Distributor periodically may request to verify Distributor’s/ Cypress compliance with this Agreement.

4.6.4US FCPA.  In conformity with the United States Foreign Corrupt Practices Act and Cypress’s established corporate policies regarding foreign business practices, Distributor and its employees and agents shall not directly or indirectly make any offer, payment, promise to pay, or authorize payment, or offer to give, promise to give, or authorize the giving of anything of value for the purpose of influencing an act or decision of an official of any government within the Territory or the United States Government (including a decision not to act) or inducing such person to use his influence or affect any such government act or decision in order to assist Cypress in obtaining, retaining or directing any business.

[***]Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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4.7Exclusivity.  Distributor shall not obtain the Products for distribution or resale, from any person, firm or company other than Cypress, unless with prior written authorization by Cypress’s Vice President of Distribution.

4.8No Unauthorized Representations or Warranties.  Distributor hereby covenants and agrees that it shall not provide unauthorized representations to third parties regarding the performance or functional capabilities or characteristics of the Products beyond those stated in Cypress’s then current printed literature, brochures and Software License Agreement contained with the Products or otherwise signed by the parties.

4.9No Reverse Engineering.  Distributor shall not do any of the following, except and only to the extent specifically permitted by applicable law despite this limitation: (a) disassemble, decompile or otherwise reverse engineer the Products or otherwise attempt to learn the circuit, logic, or system design, source code, structure, algorithms or ideas underlying the Products, (b) rent, lease or otherwise provide temporary access to the Products, (c) take any action contrary to any documentation provided with the Product except as expressly and unambiguously allowed under this Agreement, or (d) copy or modify any Software or documentation included with the Products.

4.10Intellectual Property Rights.  Distributor shall not do (or authorize any third party to do) any act which would or might invalidate or be inconsistent with any Intellectual Property Right of Cypress and shall assist Cypress in maintaining the validity and enforceability of the Intellectual Property Rights of Cypress.  Distributor will also promptly notify Cypress of any infringement of any trademarks or other proprietary rights relating to the Products of which Distributor becomes aware.

4.11Financial Statements.  Distributor shall supply Cypress with its yearly audited financial reports (in English), including Distributor’s balance sheet, P&L statement, statement of shareholders’ equity, and all footnotes to such financial reports.  [***] Cypress may, in its sole discretion, require Distributor to (i) establish a confirmed, irrevocable letter of credit (“LC”) in favor of Cypress issued by a financial institution in a form and amount acceptable to Cypress, or (ii) prepay for inventory.  [***].

[***]Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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***	Confidential Treatment Requested and the Redacted Material has been separately filed with the Commission.

4.12Support Obligations.  Distributor shall provide support services (including assisting the customer with troubleshooting problems with the Products), at Distributor’s expense, with respect to all Products sold by Distributor to End Users in the Territory for the applicable Warranty Periods for such Products.  In providing support services, Distributor shall use its best efforts to (a) determine whether problems with the Products are due to user or operational error, defects in the Product media, or Product errors, and (b) resolve with End Users all user and operational errors.  If Distributor believes that End User problems are due to Product errors or defects, it shall promptly report this fact to Cypress.  Distributor shall deliver any error corrections provided by Cypress to the appropriate End Users.

4.13End User Records.  For product safety and other Cypress business purposes, Distributor shall [***] make available to Cypress on reasonable request an accurate and complete list of Distributor's Product End Users by name and address, the Product installation address (if different), the Product components furnished to each End User, and the transaction date. This information will be given in accordance with European Data Protection regulations. Distributor shall retain such information in list form for a period of five (5) years from the transaction date.  The obligation to maintain and make such information available to Cypress shall survive expiration or termination of this Agreement.

5.	Cypress obligations

5.1Product Information.  Cypress shall provide Distributor with such catalogues, brochures, information and training concerning the Products as Cypress may consider appropriate in order to assist Distributor with the sale of Products in the Territory and use reasonable efforts to promptly answer any technical inquiries regarding the Products made by Distributor or its customers.  Cypress shall also furnish technical training, sales aids, data sheets, application notes, regarding the Products to the Distributor, as Cypress deems appropriate.

5.2Communicate Changes.  Cypress shall inform Distributor within a reasonable time of any engineering changes to its Products via Cypress’s standard Process Change Notification (PCN) system. Cypress must inform Distributor regarding standard Products six (6) months in advance, for customized Products twelve (12) months in advance with a written statement and offer the possibility of a last time buy of an adequate amount of Products based on the last ordered Products of the last twelve (12) months.

[***]Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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6.	RETURNS

6.1No Defect.  Non-Warranty Returns: Cypress will allow returns as specified in this Section 6.  Cypress will notify the Distributor, on a quarterly basis, of their allowable returns, not to exceed a total of [***] percent ([*]%) of the United States dollar amount of the Distributor’s previous three (3) months net purchases (valued at purchased price) of Products contained in the current Distributor Cost List from Cypress (“Return Allowance”).  Distributor shall pay the cost of transportation for the return of Products pursuant to this Section 6.1 and shall bear the risk of loss while the returned Products are in transit to Cypress designated location.  Distributor shall have title to the Products until delivery to Cypress at a Cypress-designated location.  Cypress reserves the right to disallow specific line items if, in fact, the Product has been on the Distributor’s shelf for less than six (6) months.  The Distributor may include a different slow-moving device type(s) in the event of Cypress exclusion.  Distributor shall place an order for replacement new Product of equal or greater value within thirty (30) days.

6.2Warranty Returns.  Returns Pursuant to Section 10.4 (Cypress Limited Warranty) below:  Distributor will handle and be responsible for all Product returns during the applicable Warranty Period(s) whether such returns are made (a) directly from Distributor after acceptance of Products, or (b) through Distributor by End Users who bought the Products from Distributor.  Cypress shall bear the cost of freight and insurance to the point of return for all Products returned to Cypress by Distributor after acceptance by Distributor, but prior to delivery to the End User.  [***] shall bear the cost of freight and insurance to the point of return for all Products returned to Cypress by Distributor on behalf of an End User.  Cypress will bear the cost of freight and insurance for return of all Products to Distributor [***].  However, if Cypress reasonably determines after inspection that a warranty claim is invalid, Cypress will charge Distributor for costs incurred by Cypress related to such inspection. If Cypress cannot, or determines that it is not commercially reasonable to, replace the returned Product, the price paid by Distributor for such Product will be refunded via a credit made by Cypress.

6.3Requirements – All Returns.  Distributor agrees to obtain a Return Material Authorization (“RMA”) prior to returning any Product under this Agreement.  Product returns must be authorized by Cypress. All authorized returns shall be shipped by the Distributor and, except as stated in Section 6.2 for authorized warranty returns, Distributor shall pay the cost of transportation for the return of Products and shall bear the risk of loss of loss while the returned Products are in transit to a Cypress designated location.  All shipments shall have an RMA number affixed to the outside of the shipping container.  Unauthorized returns will be shipped back to the Distributor, freight collect.  RMA shall include a written authorization from Cypress for the return of the Product and a detailed description of the error or defect of the returned Products.  Distributor shall return Products no later than sixty (60) days from the date of issuance of an RMA with respect to such Products.  All Products must be returned in the original smallest factory sealed electrostatic discharge (“ESD”) bag.  The return shall consist of slow-moving or over-inventoried Products.

[***]Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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6.4Limitations – All Returns.  Returns will be authorized provided the Product is contained within the Cypress Distributor Cost List and shall exclude devices listed as NCNR, devices with the letters “CS”, “CG” and “CP” as part of the marketing part number.  The return of discontinued Products is acceptable only during specified time periods designated by the Cypress Distributor Cost List and associated memorandum that is supplied to the Distributor periodically.

7.	INITIAL STOCK/NEW PRODUCTS ORDER

7.1Distributor may elect to return to Cypress, for credit, any and all of such Products purchased in the initial stock/new Products order.  The inventory will be fully (100%) returnable at the end of (1) year based on purchase order date at Distributor’s request.  Initial Stock/New Product returns shall be considered distinct and separate from standard inventory stock rotation terms and limitations. For purposes hereof, the term “Initial Stock/New Products order” shall mean and is limited to any and all Products ordered by Distributor and accepted by Cypress clearly identified as an Initial Stock/New Products order.

8.	CREDITS AND ALLOWANCE [***]

8.1Cypress agrees to credit Distributor for any Cypress-authorized sales to End Users in the Territory at broken cost below the published Distributor Book Cost pursuant to Cypress’s Distributor Price Authorization (“DPA”) program.  All sales in connection with this Section 8.1 shall be preapproved in writing by Cypress.

8.2To obtain a DPA, Distributor shall request a quote number through the Cypress’s price-quoting system with supporting documentation of the sales opportunity.  The documentation shall include, at a minimum, a list of Product(s), End User name, quantity, and pricing information.  Cypress will provide approved pricing to Distributor if, at its sole discretion, Cypress supports the opportunity.

8.3Upon completion of the sale or any portion of the sale, Distributor will submit a debit claim to Cypress referencing the quote and providing information on the Product(s) sold, quantity, End User, shipment date, authorized Distributor Cost, Distributor Book Cost, resale price, End User invoice number(s), invoice date, and total dollar amount of credit requested.  Pursuant to Section 3.15, Distributor shall complete this process, including any resubmission of request for credit, within sixty (60) days of the date of sale.

8.4If Cypress has granted Distributor a credit on a sale in which End User later returns the Products to the Distributor, Distributor will reimburse Cypress for the credit allowance amount (less any intervening price protection credits for which Distributor would have been eligible had the sale not been made) within ten (10) days of the date on which the return was made.  Products returned to Distributor in connection with this Section 8.4 will return to Distributor’s inventory at published Distributor Book Cost.

[***]Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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8.5All credits pursuant to this Section 8 shall be handled as separate transactions from the original invoice.  Distributor has no set-off rights on any payments due under this Agreement, for any reason including anticipated or unauthorized credits, either at the time of payment of original invoice or at the time of providing the credit request.  Cypress, at its sole discretion, may reject a repeated debit claim by Distributor.

9.	Reports & Audits

9.1General.  Distributor agrees to prepare and forward to Cypress, at a minimum, weekly reports, including, without limitation, reports of inventory on hand, location transfers [***], and sales data relating to the Products.  Distributor also agrees to help Cypress troubleshoot and resolve fully any related data issues.  Cypress shall protect all reports and electronically transmitted sales data as Confidential Information of Distributor. Sales and inventory data shall be transmitted via EDI or other method agreed upon by Cypress at a minimum of once per week, arriving in Cypress’s EDI Mailbox no later than midnight on the Sunday following the close of the Distributor’s work week.  Distributor shall notify Cypress within ninety (90) days before making any reporting changes.  Distributor and Cypress will test any reporting changes prior to implementation to ensure that there is no impact to business operations.

9.2POS Reports.  [***] Distributor will provide Cypress point of sale (“POS”) reports [***] daily for Products purchased under this Agreement.  POS reports shall include, without limitation, Product part number, quantity, Distributor purchase price, Distributor cost, resale price, invoice debit number, invoice number, invoice line position, ship-to customer and End User name and location.  POS reports shall contain all sales out as well as customer returns for the applicable reporting period. All reporting is to be sent via EDI or another agreed upon method.

9.3Other Data.  Distributor shall provide Cypress additional information on sales and returns on a periodic basis containing such information about the End User name and location, the market for the Products, and the distribution thereof within the Territory as Cypress may request from time to time.

9.4Value Added Charges.  The sales data for resale shall be exclusive of any value-added charges that the Distributor might add to the resale for programming and kitting. In the event Distributor cannot exclude these value-added charges from a particular line item, then the value-added charges are deemed labor charges and profit that are solely the property of the Distributor rendering said services.

[***]Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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9.5Inventory Reports.  Distributor shall provide, at a minimum, weekly inventory reports for inventory balances as of the date of the report, such report to pertain solely to Products sold to Distributor or by Distributor under this Agreement.  Distributor shall provide information to include, but not limited to, Cypress part number, quantity, acquisition cost, as of date of generating the report.  Inventory data shall also include, without limitation, a listing of all Product(s), including WIP balances at programming centers and in plant stores residing at Distributor’s or Distributor’s customer location(s).  This data is inclusive of all field transfer and stock rotation transactions of record occurring at the time of the report.

9.6Audit.  Cypress reserves the right to have an authorized Cypress representative at Cypress’s expense, physically audit Distributor’s records relating to sales and inventories of Products, including, without limitation, records pertaining to any claims submitted by Distributor.  Upon prior written notice, Distributor shall provide access to such records during normal business hours at Distributor’ location(s).  Distributor agrees to maintain all such records by location for a minimum of five (5) years following the transaction. At reasonable times and upon reasonable prior notice, employees of Cypress may conduct a physical inventory of Products in any stocking location (or, in automated facilities, observe cycle counts and related methodology).

10.	REPRESENTATIONS AND WarrantIES

10.1Distributor Representations and Warranties.  Distributor represents and warrants that (a) it is duly organized and is validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, (b) it has the requisite corporate power and authority and all necessary governmental approvals to carry on its business in the as it is now being conducted, (c) it is duly qualified or licensed to do business, and is in good standing (to the extent applicable) in each jurisdiction within the Territory where the nature of its business makes such qualification or licensing necessary, (d) it has the right, power and authority to enter into this Agreement and to fully perform its obligations under this Agreement, (e) the entering into and performance of this Agreement by Distributor does not violate, conflict with, or result in a material default under any other contract or agreement to which Distributor is a party, or by which it is bound, and (f) the provisions of this Agreement, and the rights and obligations of the parties hereunder, are enforceable under the laws of the jurisdictions in which Distributor does business.

10.2Cypress General Representations and Warranties.  Cypress represents and warrants that (a) it is duly organized and is validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, (b) it has the requisite corporate power and authority and all necessary governmental approvals to carry on its business in the as it is now being conducted, (c) it is duly qualified or licensed to do business, and is in good standing (to the extent applicable) in each jurisdiction within the Territory where the nature of its business makes such qualification or licensing necessary,  (d) it has the right, power and authority to enter into this Agreement and to fully perform its obligations under this Agreement, (e) the entering into and performance of this Agreement by Cypress does not violate, conflict with, or result in a material default under any other contract or agreement to which Cypress is a party, or by which it is bound, and (f) the provisions of this Agreement, and the rights and obligations of the parties hereunder, are enforceable under the laws of the jurisdictions in which Cypress does business.

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10.3[***].

10.4Cypress Limited Product Warranty.

10.4.1Cypress warrants that Products delivered hereunder, if properly used and serviced, will conform to the published Cypress specifications for such Products, [***] and be free from defects in material and workmanship for a period of twelve (12) months following the date of shipment by Cypress to Distributor.  Cypress warrants that the systems or board level Products delivered hereunder, if properly used and serviced, will conform to Cypress’s published specifications for such Products and will be free from defects in material and workmanship for a period of ninety (90) days following the date of shipment by Cypress to Distributor.  These warranties are limited to Distributor and are not transferable.

10.4.2If any Product covered by the warranty in Section 10.4 fails to conform to such warranty, Cypress’s sole liability and Distributor’s sole remedy, at Cypress’s sole option is for Cypress to replace such Products with Products that conform to the warranty or credit Distributor’s account with an amount equal to the price paid for any such Product during the warranty period, minus any credit that may have been applied, for such Product, provided that: (a) Distributor promptly notifies Cypress in writing that such Product failed to conform to such warranty and furnishes to Cypress a detailed explanation of any alleged deficiency; (b) such Product is returned to Cypress’s designated facility in accordance with Cypress’s return material authorization (RMA) process, and (c) Cypress is satisfied that claimed deficiencies actually exist and were not caused by accident, misuse, misuse, neglect, alteration, improper installation, repair, or improper testing.  Cypress shall have a reasonable time to make repairs, to replace Products, or to credit Distributor’s account. [***].

[***]Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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10.4.3The warranties in Section 10.4.1 do not apply to Software.  Warranties for Software are provided separately in the Software License Agreement.

10.4.4If Distributor’s purchase order is for Products that comply with Directive 2002/95/EC on the restriction of the use of certain hazardous substances in electrical and electronic equipment (RoHS), Cypress warrants that all such Products supplied to Distributor will be RoHS compliant.  Upon request, Cypress will forward any necessary information to prove compliance with such laws.

10.4.5Distributor shall be obliged to carry out incoming inspection of deliveries from Cypress on a current basis. The inspection is limited to the quantity, identity and visible defects such as defects caused to the packaging of the Products.

11.	Cypress Product Warranty Disclaimer

11.1EXCEPT FOR THE WARRANTY MADE UNDER SECTIONS 10.2, [***] AND 10.4 OR DIRECTLY TO END USERS IN THE SOFTWARE LICENSE AGREEMENT, CYPRESS MAKES NO WARRANTIES TO ANY PERSON OR ENTITY WITH RESPECT TO THE PRODUCTS OR ANY LICENSES OR SERVICES PROVIDED HEREUNDER AND DISCLAIMS ALL IMPLIED WARRANTIES, INCLUDING WITHOUT LIMITATION, WARRANTIES OF QUALITY, PERFORMANCE, NON-INFRINGEMENT, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.  NO WARRANTIES ARE OR WILL BE CREATED BY COURSE OF DEALING, COURSE OF PERFORMANCE OR TRADE USAGE.  CYPRESS DOES NOT WARRANT THAT THE PRODUCTS, OR ANY HARDWARE OR SOFTWARE, ARE OR WILL BE ERROR-FREE OR THAT OPERATION OF THE PRODUCTS WILL BE SECURE OR UNINTERRUPTED AND HEREBY DISCLAIMS ANY AND ALL LIABILITY ON ACCOUNT THEREOF.  DISTRIBUTOR’S SOLE AND EXCLUSIVE REMEDY FOR ANY INFRINGEMENT [***] IS PROVIDED IN SECTION 14.1 HEREOF.  THE FOREGOING EXCLUSIONS ARE AN ESSENTIAL PART OF THIS AGREEMENT AND FORMED THE BASIS FOR DETERMINING THE FEES CHARGED FOR THE PRODUCTS.

[***]Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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11.2PRODUCTS ARE NOT DESIGNED, INTENDED, OR AUTHORIZED FOR USE IN COMPONENTS OR SYSTEMS DESIGNED OR INTENDED FOR (A) THE OPERATION OF WEAPONS OR WEAPONS SYSTEMS, (B) NUCLEAR INSTALLATIONS WITH DIRECT CONNECTION TO THE MELTDOWN, (C) LIFE-SUPPORT SYSTEMS, EQUIPMENT, OR OTHER MEDICAL SYSTEMS (INCLUDING RESUSCITATION EQUIPMENT AND SURGICAL IMPLANTS) WITH DIRECT EXPOSURE TO HUMAN LIFE, (D) POLLUTION CONTROL OR HAZARDOUS SUBSTANCES MANAGEMENT WITH DIRECT EXPOSURE TO HUMAN LIFE, (ITEMS (A), (B), (C) AND (D) ARE COLLECTIVELY “UNINTENDED USES”). CYPRESS IS NOT LIABLE, IN WHOLE OR IN PART, AND DISTRIBUTOR SHALL AND HEREBY DOES RELEASE CYPRESS FROM ANY CLAIM OR DAMAGE ARISING FROM ALL UNINTENDED USES OF PRODUCT, UNLESS DISTRIBUTOR NOTIFIES CYPRESS IN WRITING AND AN AUTHORIZED REPRESENTATIVE OF CYPRESS (VICE PRESIDENT OR HIGHER) EXPRESSLY CONSENTS IN WRITING TO SUCH UNINTENDED USES OF PRODUCTS.  DISTRIBUTOR SHALL INDEMNIFY AND HOLD CYPRESS HARMLESS AGAINST ALL CLAIMS, COSTS, DAMAGES, EXPENSES, AND REASONABLE ATTORNEYS’ FEES ARISING OUT OF ANY CLAIM, INCLUDING CLAIMS FOR PERSONAL INJURY OR DEATH, ARISING FROM ANY UNINTENDED USES OF CYPRESS PRODUCTS.

11.3THE WARRANTIES CONTAINED IN THIS AGREEMENT SHALL EXTEND TO DISTRIBUTOR ONLY AND NOT TO DISTRIBUTOR’S CUSTOMERS.  THE WARRANTIES CONTAINED IN THIS AGREEMENT SHALL NOT APPLY IF DEFICIENCIES ARE CAUSED BY ACCIDENT, MISUSE, NEGLECT, ALTERATION, IMPROPER INSTALLATION, REPAIR OR IMPROPER TESTING.  THE WARRANTIES CONTAINED IN THIS AGREEMENT SHALL NOT APPLY TO NON-PRODUCTION VERSIONS OF PRODUCT, SUCH AS BETA AND DEMONSTRATION VERSIONS, ENGINEERING SAMPLES, TEST AND DEVELOPMENT SYSTEMS CONTAINING PRODUCTS AND ANY VERSION FOR WHICH CYPRESS HAS NOT PUBLISHED A DATA SHEET.  THE WARRANTIES CONTAINED IN THIS AGREEMENT SHALL NOT APPLY TO ANY PRODUCT DESIGNATED FOR “DEVELOPMENTAL” OR “EXPERIMENTAL” USE OR FOR REFERENCE DESIGNS, AND DISTRIBUTOR SHALL INDEMNIFY CYPRESS FOR ANY AND ALL CLAIMS OR LIABILITY ASSERTED AGAINST CYPRESS IN CONNECTION WITH SUCH “DEVELOPMENTAL,” “EXPERIMENTAL” USE OR REFERENCE DESIGN PRODUCTS.

12.	intellectual property; use of marks

12.1Ownership of Intellectual Property.  As between the parties, any and all Intellectual Property Rights in and to the Products are owned exclusively by Cypress and/or its affiliates and licensors.  Distributor agrees not to claim or assert title to or ownership of any intellectual property in the Products.  Distributor shall not remove or alter any trademark, copyright or proprietary notice from the Products.

12.2Software.  Any Software supplied with the Product will be governed by the terms of the Documentation.  Cypress reserves the right to modify any of the specifications, functions

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or features of any Software, issue new releases, or cease supporting a particular Software program or release at any time.  In the event Cypress issues a new release of a Software program, Cypress may, but shall have no obligation to, support prior releases of the program.  Cypress reserves the right to require payment for new Software releases.

12.3Trademarks.  Distributor expressly agrees that ownership and all right, title and interest in and to Cypress’s name or any trademark or trade name relating to the Products (collectively, “Marks”) are and shall remain vested solely in Cypress; provided, however, that Distributor may use the Marks solely to the extent necessary to perform Distributor’s duties hereunder.  Distributor shall continually use its best efforts to protect Cypress’s Marks.  Distributor shall promptly notify Cypress of any infringement thereof about which it has actual knowledge.  Distributor shall not use, directly or indirectly, in whole or in part, Cypress’s Marks in connection with any product other than the Products, without the prior written consent of Cypress.  Upon notice from Cypress of its objection to any improper or incorrect use of such Marks, Distributor shall correct or change such usage.  Distributor must obtain Cypress’s prior written approval to use any of Cypress’s Marks in any advertising or literature, and must strictly comply with Cypress’s instructions regarding their use.  At the expiration or termination of this Agreement, Distributor will immediately discontinue any use of all Cypress Marks, as well as any other combination of words, designs, trademarks or trade names that would indicate that Distributor is or was an authorized distributor of the Products.  If Cypress determines in its sole discretion that Distributor is using the Marks in a manner that disparages, diminishes and/or tarnishes its image and/or reputation, Cypress may, in addition to other remedies that may be available, terminate this Agreement.  All use by Distributor of the Marks shall inure exclusively to the benefit of Cypress and Cypress shall retain the exclusive right to apply for and obtain registration of the Marks in all states of the United States and all countries of the world.

13.	MUTUAL Confidentiality OBLIGATION

13.1The Parties agree to keep confidential and not disclose or use, except in performance of its obligations under this Agreement, the other party’s Confidential Information. “Confidential Information” means non-public information pertaining to a party’s (“Disclosing Party”) technology or business that the other party (“Receiving Party”) learns in connection with this Agreement and any other information received from the Disclosing Party, including without limitation, to the extent previously, currently or subsequently disclosed to the Receiving Party hereunder or otherwise, information relating to Products or technology of a party or the properties, composition, structure, use or processing thereof, or systems therefor, or to a party’s business (including, without limitation, computer programs, code, algorithms, schematics, data, know-how, processes, ideas, customer information, inventions (whether patentable or not), names and expertise of employees and consultants, all information relating to customers and customer transactions and other technical, business, financial, customer and Product development plans, forecasts, Product prices, strategies and information). Neither party shall disclose the terms of this Agreement to any third party or copy this Agreement for any use without the prior written consent of the other party.  Receiving Party shall employ at least those precautions that Distributor it employs to protect its own confidential or proprietary information of a similar nature, but in no event shall a party use less than reasonable care to protect Confidential Information.  Confidential Information shall not include information the Receiving Party can document (a) is in or (through no improper action or inaction by the Receiving Party or

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any affiliate, agent or employee) enters the public domain and is readily available without substantial effort, or (b) was rightfully in its possession or known by it prior to receipt from the Disclosing Party, or (c) was rightfully disclosed to a party by another person without restriction, or (d) was independently developed by a  party by persons without reference to such information and without or use of the other party’s Confidential Information. With prior written consent of the owner, a party may disclose such Confidential Information to the minimum extent possible that is required to be disclosed to a governmental entity or agency in connection with seeking any governmental or regulatory approval, or pursuant to the lawful requirement or request of a governmental entity or agency (including a court order or subpoena), provided that reasonable measures are taken to guard against further disclosure, including without limitation, seeking appropriate confidential treatment or a protective order, or assisting the owner of Confidential Information to do so.  [***].

[***]Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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14.	IndemniFICATION

14.1Indemnification by Cypress.  Subject to Sections 14.3 and 14.4 below, Cypress shall [***] defend [***] Distributor and its officers, agents, subsidiaries, employees [***] (each, an “Indemnified Party”) from [***] any third party claims or actions against an Indemnified Party [***] alleging that Cypress Products infringe the Intellectual Property Rights of a third party (“Claim”), and Cypress shall reimburse [***] finally awarded against the Indemnified Party by court or in any monetary settlement or compromise of such Claim.  The foregoing obligation of Cypress does not apply with respect to Product or portions or components thereof (a) that are not supplied by Cypress, (b) that are used in violation of this Agreement or in a manner not provided for or described in documentation accompanying the Products, or used in combination with any other software, hardware, network or system, (c) that are modified after shipment by Cypress (including by programming such Products with firmware not created by Cypress), if the alleged infringement relates to such modification, (d) that are combined with other products, processes or materials where the alleged infringement relates to such combination, (e) with respect to which Distributor continues allegedly infringing activity after being notified thereof or after being informed of modifications that would have avoided the alleged infringement, or (f) where the Indemnified Party’s use of the Product is incident to an infringement not resulting primarily from the Products.  If any Product or any portion of a Product becomes, or in Cypress’s opinion is likely to become, the subject of a claim of infringement, then Cypress may, at its option and expense, (a) procure for the Indemnified Party the right to continue using the Product or portion of a Product, as the case may be, or (b) replace or modify the affected Product or portion of a Product, as the case may be, so that it becomes non-infringing.  If neither alternative is reasonably available, Cypress may terminate this Agreement.  THE FOREGOING STATES CYPRESS’S ENTIRE LIABILITY FOR ANY AND ALL INFRINGEMENT CLAIMS.

14.2Indemnification by Distributor.  Distributor shall indemnify, defend and hold harmless Cypress and its officers, directors, agents and employees from and against any and all losses, costs, expenses, damages, claims and liabilities (including reasonable attorneys’ fees) to which Cypress shall be subject, or for which Cypress shall be liable arising out of (a) any breach by Distributor of its obligations, representations and warranties under this Agreement, (b) any failure by Distributor to pay required taxes, and (c) except for claims for which Cypress is obligated to indemnify Distributor pursuant to Section 14.1 above, any other claims arising out of Distributor’s resale of Products.

[***]Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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14.3Indemnification Procedures.  A party’s obligations to indemnify the other party (or any Indemnified Party) with respect to any third party claim, action or proceeding shall be conditioned upon the indemnified party (a) providing the indemnifying party with prompt written notice of such claim, action or proceeding, (b) permitting the indemnifying party to assume and solely control the defense of such claim, action or proceeding and all related settlement negotiations, with counsel chosen by the indemnifying party, and (c) cooperating at the indemnifying party’s request and expense with the defense or settlement of such claim, action or proceeding which cooperation shall include providing reasonable assistance and information.  No indemnified party shall enter into any settlement agreement for which it will seek indemnification under this Agreement from the indemnifying party without the prior written consent of the indemnifying party.  Nothing herein shall restrict the right of a party (or any Indemnified Party) to participate in a claim, action or proceeding through its own counsel and at its own expense.

14.4LIMITATION OF LIABILITY.  NOTWITHSTANDING ANYTHING ELSE IN THIS AGREEMENT OR OTHERWISE TO THE CONTRARY, [***]WILL BE LIABLE WITH RESPECT TO ANY CLAIM ARISING OUT OF OR RELATED TO THIS AGREEMENT UNDER ANY LEGAL THEORY INCLUDING  CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY FOR (A) ANY AMOUNTS IN EXCESS OF THE AGGREGATE OF THE AMOUNTS PAID TO CYPRESS HEREUNDER DURING THE TWELVE (12) MONTH PERIOD PRIOR TO THE DATE THE CAUSE OF ACTION AROSE, (B) ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, PUNITIVE, SPECIAL OR EXEMPLARY DAMAGES (EVEN IF SUCH DAMAGES ARE FORESEEABLE OR [***] HAS BEEN ADVISED OR HAS CONSTRUCTIVE KNOWLEDGE OF THE POSSIBILITY OF SUCH DAMAGES), ARISING FROM [***] PERFORMANCE OR NON-PERFORMANCE PURSUANT TO ANY PROVISION OF THIS AGREEMENT OR THE USE OF THE PRODUCTS (INCLUDING SUCH DAMAGES INCURRED BY THIRD PARTIES) SUCH AS, BUT NOT LIMITED TO LOSS OF REVENUE OR ANTICIPATED PROFITS, LOSS OF BUSINESS OR LOSS OF USE, (C) COST OF PROCUREMENT OF SUBSTITUTE PRODUCTS OR SERVICES, OR (D) LOSS OR CORRUPTION OF DATA OR INTERRUPTION OF USE OR BUSINESS.

15.	Term and Termination

15.1Term.  This Agreement shall commence on the Effective Date and shall remain in full force and effect (unless terminated earlier as provided below) for a term of one (1) year (the "Term").  Thereafter, the Agreement shall automatically renew for one (1) year terms, but can be terminated at any time with at least ninety (90) days written notice to the non-terminating party.  Distributor acknowledges that after the expiration or earlier termination of this Agreement, Distributor shall have no right whatsoever to continue as a dealer or Distributor of the Products.

[***]Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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15.2Mutual Termination.  This Agreement may be terminated by either party as follows:

15.2.1Immediately if the other party breaches any material term or condition of this Agreement and fails to remedy the breach within thirty (30) days’ written notice from the non-breaching party (or within ten (10) days’ written notice for any failure to pay).  Examples of a material breach of this Agreement include, but are not limited to, Distributor’s (a) failure to maintain technically qualified personnel to demonstrate Products; (b) failing to pay Cypress monies owed when due; (c) failure to adequately promote Products; (d) failing to maintain an adequate inventory of Products; or (e) failure to obtain software licenses prior to shipment of software Products.

15.2.2Immediately upon written notice if the other party has a petition filed by or against it under any state or federal bankruptcy or insolvency laws (or their foreign equivalents) which petition has not been dismissed or set aside within sixty (60) days of filing.

15.2.3Immediately upon written notice if the other party ceases to function as a going concern or to conduct operations in the normal course of business.

15.2.4Immediately if there is a material change in the management, ownership or control of the other party.

15.3Effect of Termination for Any Reason.  In the event of termination of this Agreement for any reason:

15.3.1All outstanding unpaid invoices rendered by Cypress pursuant to this Agreement shall become immediately payable by the Distributor and invoices in respect of Products ordered prior to termination, but for which an invoice has not been submitted, shall be payable immediately upon submission of invoice. [***].

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15.3.2Within fifteen (15) days of termination, Distributor may request that Cypress repurchase from the Distributor all or part of any inventory of Products then held by the Distributor at the then-current Distributor Cost List of such Products provided that (a) all inventory to be repurchased heretowhich the repurchase request pertains, shall be subject to and must meet the return requirements set forth in Section 6.4 above, (b) Cypress shall be responsible for arranging and for the cost of transport and insurance, (c) Distributor pays twenty percent (20%) of the price of the inventory as restocking fee to Cypress, and (d) the inventory subject to the repurchase request does not include Products for which Distributor has accepted purchase orders from End Users prior to the date of termination, and (e) the inventory subject to the repurchase request does not include Products purchased under NCNR terms. [***], which shall be subject to the requirements and limitations set forth in Sections 6.3 and 6.4.

15.3.3Distributor shall at its own expense within thirty (30) days send to Cypress (or otherwise dispose of in accordance with the instructions of Cypress) any (a) sample Products, (b) components of Products, (c) Products loaned to Distributor by Cypress to assist with repairs, and (d) all promotion or sales material relating to the Products then in its possession or control.

15.3.4Distributor shall cease to promote, market or advertise the Products or to make use of the Marks.  However, subject to the terms of this Agreement, Distributor may continue to sell and ship to End Users any Products purchased prior to the date of termination for a period of [***] after the date of termination for the sole purpose of depleting inventory of such Products.

15.3.5Cypress shall have no liability and Distributor shall have no claim against Cypress for compensation for loss of distribution rights, loss of goodwill or any similar loss.

15.3.6All licenses granted to Distributor hereunder to any applicable Software shall terminate.

15.3.7Distributor shall make best efforts to promptly implement all post-termination tasks, including the shipping of any Products that Cypress repurchases pursuant to Section 15.3.2, the reconciliation of accounts, and payment of any monies dues Cypress.

15.4Survival.  The following provisions of this Agreement shall survive any termination of this Agreement: Sections 1, 3.13, 3.14, 4.6, 4.9, 6, 11, 12, 13, 14, 15.3, 15.4, and 16.

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15.5.Termination of Spansion Distribution Agreements.  In connection with the appointment of Distributor under this Agreement, Spansion and Distributor agree that the Spansion Distribution Agreements shall terminate as of the Effective Date.  Spansion and Distributor further agree to work together in good faith to (i) resolve any issues that may arise to effect a smooth and orderly termination of the Spansion Distribution Agreements, and (ii) transition the business under the Spansion Distribution Agreements to this Agreement.

16.	General

16.1Entire Agreement; Amendment.  This Agreement constitutes the entire agreement between Distributor and Cypress and supersedes all previous agreements, negotiations, representations and promises, written and oral, regarding the subject matter.  Except for Cypress’s changes to Exhibit A [***], Exhibit B, Exhibit C, and Exhibit E, no modification, course of conduct, amendment, supplement to or waiver of this Agreement or any provisions hereof shall be binding upon the parties unless made in writing and duly signed by both parties.

16.2Waiver.  The failure of either party to enforce its rights under this Agreement at any time for any period shall not be construed as a waiver of such rights.

16.3Notices.  Notices under this Agreement shall be sufficient only if in writing and personally delivered, delivered by a major commercial rapid delivery courier service or mailed, postage or charges prepaid, by certified or registered mail, return receipt requested to a party at the addresses set forth below or as amended by notice pursuant to this Section 16.3.  If not received sooner, notice by mail shall be deemed received five (5) days after deposit in the mails:

If to Cypress:

Cypress Semiconductor Corporation
198 Champion Court

San Jose, California 95134
Attn: Vice President of Distribution

With a copy to:  General Counsel, MS 6.1 (at the same address)

If to Distributor:

Fujitsu Electronics Inc.

Shin-Yokohama Chuo Bldg., 2-100-45, Shin-Yokohama, Kohoku-ku,

Yokohama, Kanagawa, 222-8508 Japan

Attn: Head of Partners Business Promotion Unit

With a copy to: Director of Legal Department (at the same address)

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16.4Relationship of Parties.  The parties hereto expressly understand and agree that Distributor is an independent contractor and the parties are not partners, joint venturers or otherwise affiliated.  Distributor shall not hold itself out as a representative or agent of Cypress.  Neither party has any right or authority to assume or create any obligations of any kind or to make any representation or warranty on behalf of the other party, whether express or implied, or to bind the other party in any respect whatsoever.

16.5Headings.  The sections and paragraph headings contained herein are for the purposes of convenience only and are not intended to define or limit the contents of said sections or paragraphs.

16.6Severability.  Distributor and Cypress intend this Agreement to be a legally enforceable instrument.  If any provision of this Agreement is held invalid, such invalidity shall not affect other provisions, which can be given effect without the invalid provision, and to this end the provisions of this Agreement are declared severable.

16.7Assignment.  This Agreement shall be binding upon each party, its successors, legal representatives and assigns.  A party may not assign this Agreement or any of its rights or licenses hereunder, or delegate any of its obligations, by operation of law or otherwise, change in control, mergers (including reverse merger) without the prior written consent of the other party.  Any attempted assignment in violation of this Agreement shall be void and without effect.  Notwithstanding the foregoing, [***] Cypress may, upon notice to Distributor, assign or transfer this Agreement to a Cypress wholly owned subsidiary without Distributor’s consent [***].

16.8Force Majeure.  Neither Party shall be held liable for failure to fulfill its obligations other than payment obligations under this Agreement, if the failure is caused by flood, extreme weather, fire, or other natural calamity, acts of governmental agency, verifiable industry wide shortages of components or other causes beyond the reasonable control of such Party, and the term for performance shall be increased by a reasonable period of time.

16.9Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

16.10Governing Law.  The Agreement, and any dispute or claim arising out of or in connection with it or its subject matter, shall be governed by, and construed in accordance with, the laws of the state of California, USA. The parties irrevocably agree that the courts located in Santa Clara County, California, USA shall have exclusive jurisdiction to settle any dispute or claim that arises out of, or in connection with, the Agreement or its subject matter. This Agreement shall not be governed by the United Nations Convention of Contracts for the International Sale of Goods, the application of which is hereby expressly excluded.

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16.11English Language.  This Agreement is in the English language only, which language shall be controlling in all respects, and all versions hereof in any other language shall not be binding on the parties hereto.  All communications and notices to be made or given pursuant to this Agreement shall be in the English language.

16.12Scope.  This Agreement represents the negotiated agreement of the parties, with the advice and assistance of counsel, and shall not be construed against either party as the drafter thereof.  Additional or different terms proposed by Distributor, including those in Distributor’s purchase order or other correspondence or documents will not apply unless accepted in writing by an authorized representative of Cypress (vice president or higher).  Without limiting the generality of the foregoing, any terms and conditions of any order which are in addition to or inconsistent with the terms and conditions of this Agreement will be deemed stricken from such order, notwithstanding any acknowledgment or acceptance of such order.

SIGNATURE PAGE NEXT PAGE

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement by their duly authorized representatives effective as of the Effective Date.

Cypress Semiconductor Corporation By: /s/ T.J. Rodgers Name: T.J. Rodgers Title: President & Chief Executive Officer Date: September 10, 2015	Fujitsu Electronics Inc. By: /s/ Haruki Okada Name: Haruki Okada Title: Chairman & Director Date: September 10, 2015

Spansion Inc. (with respect only to the termination of the Spansion Distribution Agreements as set forth in Section 15.5 above)

By: /s/ T.J. Rodgers

Name: T.J. Rodgers

Title: President & Treasurer

Date: September 10, 2015

Fujitsu Semiconductor Limited (with respect only to the termination of the Spansion Distribution Agreements as set forth in Section 15.5 above)

By: /s/ Kagemasa Magaribuchi

Name: Kagemasa Magaribuchi

Title: President & Representative Director

Date: September 10, 2015

SIGNATURE PAGE TO CYPRESS DISTRIBUTOR AGREEMENT

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Attached Exhibits

ATerritory and Products

B[***]

CTransferred Accounts

D[***]

E[***]

F[***]

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EXHIBIT A

TERRITORY & PRODUCT

1.Territory: Japan

2.

Products: Except as may be specifically excluded by Cypress in writing, the Cypress products listed in Cypress’s most current Cypress Distributor Cost List, or other products offered for sale by Cypress, including all hardware and Software components of such products.

A-1

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EXHIBIT B

[***]

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B-1

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EXHIBIT C

TRANSFERRED ACCOUNTS

[***]

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C-1

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EXHIBIT D

[***]

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D-1

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EXHIBIT E

[***]

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E-1

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EXHIBIT F

[***]

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F-1